BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**November 25, 2004 02:06 PM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on November 25, 2004 02:06 PM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:	**Name of Company:**
BC0210187	TERYL GOLD INC.
Name Reservation Number:	**Name Reserved:**
NR6355836	TERYL RESOURCES CORP.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:	**To:**
TERYL GOLD INC.	TERYL RESOURCES CORP.

PRE-EXISTING COMPANY PROVISIONS

The company has resolved that the Pre-existing Company Provisions no longer apply to this company.

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:

November 15, 2004

DUPLICATE

BRITISH COLUMBIA

Number: BC0210187

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that TERYL GOLD INC. changed its name to TERYL RESOURCES CORP. on November 25, 2004 at 02:06 PM Pacific Time.

Issued under my hand at Victoria, British Columbia
On November 25, 2004

JOHN S. POWELL
Registrar of Companies
Province of British Columbia
Canada